Exhibit 99.B(d)(1)

INVESTMENT ADVISORY AGREEMENT
SEI ALPHA STRATEGY PORTFOLIOS, LP

AGREEMENT made as of this 29th day of June, 2007 by and between SEI Alpha Strategy Portfolios, LP, a Delaware series limited partnership (the “Fund”), and SEI Investments Management Corporation, a Delaware corporation (the “Adviser”).

WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), consisting of several portfolios of Shares (as defined below) as listed on Schedule A (each, a “Portfolio” and, collectively, the “Portfolios”), each having its own investment policies;

WHEREAS, the Fund is authorized to issue its units of limited partnership interest (the “Shares”) in separate Portfolios, and the Shares issued by the Fund have not been registered under the Securities Act of 1933, as amended, and are being issued pursuant to an exemption therefrom; and

WHEREAS, the Fund desires to retain the Adviser to render investment management services with respect to the Portfolios, and the Adviser is willing to render such services.

NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1.                                       Duties of the Adviser.  The Fund employs the Adviser to manage the investment and reinvestment of its assets, to hire (subject to the approval of the Fund’s Board of Directors and, except as otherwise permitted under the terms of any exemptive relief granted by the Securities and Exchange Commission (the “SEC”), or by rule or regulation, by a “vote of a majority of the outstanding voting securities” of each applicable Portfolio, as that term is defined in the 1940 Act) and thereafter supervise the investment activities of one or more sub-advisers deemed necessary to carry out the investment program of the Portfolios, and to continuously review, supervise and (where appropriate) administer the investment program of the Portfolios, to determine in its discretion (where appropriate) the securities to be purchased or sold, to provide the Fund’s administrator (the “Administrator”) and the Fund with records concerning the Adviser’s activities which the Fund is required to maintain, and to render regular reports to the Administrator and to the Fund’s officers and Directors concerning the Adviser’s discharge of the foregoing responsibilities.  The retention of a sub-adviser by the Adviser shall not relieve the Adviser of its responsibilities under this Agreement.

The Fund hereby constitutes and appoints the Adviser as the Fund’s true and lawful representative and attorney-in-fact, with full power of delegation (to any one or more sub-advisers), in the Fund’s name, place and stead, to make, execute, sign and acknowledge all agreements, contracts and other documentation; including, but not limited to, subscription agreements and ISDA agreements, and establish trading accounts on behalf of the Portfolios as in the Adviser’s judgment are necessary or desirable for the Adviser to implement the investment policies of the Portfolios by purchasing, selling and redeeming its assets and placing orders for such purchases and sales.

The Adviser shall discharge the foregoing responsibilities subject to the control of the Board of Directors of the Fund and in compliance with the Prospectus (as defined below), such policies as the Directors may from time to time establish, the objectives, policies, and limitations for the Portfolios as established by the Board of Directors of the Fund, and applicable laws and regulations.

The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel (including any sub-advisers) required by it to perform the services on the terms and for the compensation provided herein.  The Adviser will not, however, pay for the cost of securities, commodities, and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Portfolios.

2.                                       Delivery of Documents.  The Fund has furnished the Adviser with copies of each of the following:

(a)                                  Limited Partnership Agreement of the Fund (such Limited Partnership Agreement, as presently in effect and as it shall from time to time be amended, is herein called the “Partnership Agreement”);

(b)                                 By-Laws of the Fund (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the “By-Laws”);

(c)                                  Prospectus(es) and Statement(s) of Additional Information of the Portfolios, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”); and

(d)                                 Private Placement Memorandum of the Portfolios, as currently in effect and as amended or supplemented from time to time (the “PPM”).

3.             Other Covenants.  The Adviser agrees that it:

(a)                                  will comply with all applicable rules and regulations of the SEC and will in addition conduct its activities under this Agreement in accordance with other applicable law;

(b)                                 will place orders pursuant to its investment determinations for the Portfolios either directly with the issuer or with any broker or dealer.  In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of a Portfolio the best overall terms available.  In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis.  In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolios and/or other accounts over which the Adviser or an affiliate of the Adviser may exercise investment discretion.  The Adviser is authorized, subject to later revocation by the Fund’s Board of Directors, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolios which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the Portfolios.  In addition, the Adviser is authorized to allocate purchase and sale orders for portfolio securities to brokers or dealers that are affiliated with the Adviser or the Fund’s placement agent if the Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms.  In no instance, however, will any Portfolio’s securities be purchased from or sold to the Adviser, any sub-adviser engaged with respect to the Fund, the Fund’s placement agent, or any affiliated person of either the Fund, the Adviser, and sub-adviser or the placement agent, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act.

4.                                       Compensation of the Adviser.  For the services rendered by the Adviser pursuant to this Agreement, the Fund shall pay to the Adviser compensation at the rates specified in Schedule B attached hereto and made a part of this Agreement.  Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule B, to the assets of the Portfolios.  The fee shall be based on the average daily net assets for the month involved.  The Adviser may, in its discretion and from time to time, waive a portion of its fee.

5.                                       Reports.  The Fund and the Adviser agree to furnish to each other, as applicable, Prospectuses, PPMs, proxy statements, reports to shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.  The Adviser further agrees to furnish to the Fund, if applicable, the same such documents and information pertaining to any sub-adviser as the Fund may reasonably request.

6.                                       Status of the Adviser.  The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby.  The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.  To the extent that the purchase or sale of securities or other investments of any issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account.  It is recognized that in some cases this may adversely affect the price paid or received by the Fund or the size or position obtainable for or disposed by the Fund.

7.                                       Certain Records.  Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser (or any sub-adviser) on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund on request.  The Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act.

8.                                       Limitation of Liability of the Adviser.  The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder.  The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state and Federal law which cannot be waived or modified hereby.  (As used in this Section 8, the term “Adviser” shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

9.                                       Permissible Interests.  Directors, agents, and shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Fund as Directors, officers, shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Fund as a shareholder or otherwise subject to the provisions of applicable law.  All such interests shall be fully disclosed between the parties on an ongoing basis and in the Fund’s registration statement as required by law.  In addition, brokerage transactions for the Fund may be effected through affiliates of the Adviser or any sub-adviser if approved by the Board of Directors, subject to the rules and regulations of the SEC.

10.                                 Duration and Termination.  This Agreement, unless sooner terminated as provided herein, shall remain in effect until two years from date of execution, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the shareholders of the Fund fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules and regulations thereunder.  The foregoing requirement that continuance of this Agreement be “specifically approved at least annually” shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

This Agreement may be terminated as to any Portfolio at any time, without the payment of any penalty, by vote of a majority of the Directors of the Fund or by vote of a majority of the outstanding voting securities of such Portfolio on not less than 30 days nor more than 60 days’ written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days’ written notice to the Fund.  This Agreement will automatically and immediately terminate in the event of its assignment.

As used in this Section 10, the terms “assignment,” “interested persons,” and a “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the SEC.

11.                                 Governing Law.  This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act.

12.                                 Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

To the Adviser at:	SEI Investments Management Corporation
One Freedom Valley Drive
Oaks, PA 19456
Attn: Legal Department

To the Fund at:	SEI Alpha Strategy Portfolios, LP
c/o SEI Investments
One Freedom Valley Drive
Oaks, PA 19456
Attn: Legal Department

13.                                 Severability.  If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

14.                                 Use of Name “SEI.”  The Adviser hereby grants to the Fund a royalty-free, non-exclusive license to use the name “SEI” in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof.  Such license may, upon termination of this Agreement, be terminated by the Adviser, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name “SEI” in the name of the Fund or otherwise.  The name “SEI” may be used or licensed by the Adviser in connection with any of its activities, or licensed by the Adviser to any other party.

15.                                 Amendment of Agreement.  This Agreement may be amended only by written agreement of the Adviser and the Fund and only in accordance with the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

16.                                 Entire Agreement.  This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement’s subject matter.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

In the event the terms of this Agreement are applicable to more than one portfolio of the Fund (for purposes of this Paragraph 16, each, a “Portfolio”), the Fund is entering into this Agreement with the Adviser on behalf of the respective Portfolios severally and not jointly, with the express intention that the provisions contained in each numbered paragraph hereof shall be understood as applying separately with respect to each Portfolio as if contained in separate agreements between the Fund and Adviser for each such Portfolio.  In the event that this Agreement is made applicable to any additional Portfolios by way of a Schedule executed subsequent to the date first indicated above, provisions of such Schedule shall be deemed to be incorporated into this Agreement as it relates to such Portfolio so that, for example, the execution date for purposes of Paragraph 10 of this Agreement with respect to such Portfolio shall be the execution date of the relevant Schedule.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.

SEI Alpha Strategy Portfolios, LP	SEI Investments Management Corporation

By:	By:
/s/ MICHAEL T. PANG	/s/ SOFIA A. ROSALA

Name:	Name:
Michael T. Pang	Sofia A. Rosala

Title:	Title:
Vice President	Vice President

Schedule A

to the

Investment Advisory Agreement

between

SEI Alpha Strategy Portfolios, LP

and

SEI Investments Management Corporation

As of June 29, 2007

SEI ALPHA STRATEGY PORTFOLIOS, LP

SEI LIBOR Plus Portfolio

Schedule B

to the

Investment Advisory Agreement

between

SEI Alpha Strategy Portfolios, LP

and

SEI Investments Management Corporation

As of June 29, 2007

Pursuant to Paragraph 4, the Fund shall pay the Adviser compensation at an annual rate as follows:

SEI ALPHA STRATEGY PORTFOLIOS, LP

SEI LIBOR Plus Portfolio	0.30%